EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-45422, 333-53814, 333-55130, 333-66250, 333-82488, 333-104377, 333-116964 and 333-127013) of our report dated February 7, 2006, with respect to the consolidated financial statements and schedule of RADVISION Ltd. for the years ended December 31, 2003, 2004 and 2005 included in this Annual Report on Form 20-F for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

/s/ Kost Forer Gabbay and Kasierer
Kost Forer Gabbay & Kasierer
A Member of Ernst & Young Global

Tel-Aviv, Israel
April 03, 2006